ROBECO-SAGE MULTI-STRATEGY FUND, L.L.C. (the "Fund")

ROBECO-SAGE MULTI-STRATEGY MASTER FUND, L.L.C.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Timothy J. Stewart his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form N-14 of the Fund relating to the acquisition of the assets of Robeco-Sage Multi-Strategy TEI Fund, L.L.C., and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Each of the undersigned hereby executes this Power of Attorney as of this 4th day of May 2011.

SIGNATURE	TITLE
/s/ Timothy J. Stewart	Principal Manager, President and Chief Executive Officer
Timothy J. Stewart
/s/ Charles S. Crow, III	Manager
Charles S. Crow, III
/s/ Richard B. Gross	Manager
Richard B. Gross
/s/ David C. Reed	Manager
David C. Reed
/s/ Matthew J. Davis	Chief Financial Officer
Matthew J. Davis